Bongiovanni & Associates, PA

 FL Office

7951 SW 6th St., Suite. 216

Plantation, FL 33324

Tel: 954-424-2345

Fax: 954-424-2230

February 17, 2015

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of American Cannabis Company, Inc. Form 8-K dated February 12, 2015, and are in agreement with the statements in Item 4.01 contained therein, as they relate to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

/s/ Bongiovanni & Associates, PA

Bongiovanni & Associates, PA